EXHIBIT 10.16

CARBYLAN THERAPEUTICS, INC.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of the 29th day of September, 2014 by and between Carbylan Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A attached to this Agreement, as may be amended from time to time (each a “Purchaser” and together the “Purchasers”).

RECITALS

The Company desires to issue and sell, and each Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”, together with this Agreement, the “Transaction Agreements”) which shall be convertible on the terms stated therein into equity securities of the Company. The Notes and the equity securities issuable upon conversion thereof (and the securities issuable upon conversion of such equity securities) are collectively referred to herein as the “Securities.” The Securities shall be sold and issued at the Closing, as defined below.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1.        Purchase and Sale of Notes.

(a)        Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Exhibits A. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.

(b)        Closing. The purchase and sale of the Notes, in an aggregate amount of five million dollars ($5,000,000), to the Purchasers shall take place at the offices of Ropes & Gray LLP, 1900 University Ave., 6th Floor, East Palo Alto, California, at 10:00 a.m., on September 29, 2014 or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(c)        Delivery. At the Closing, the Company shall issue and deliver to each Purchaser the Note to be purchased by such Purchaser against (1) payment of the purchase price therefor (in the amount set forth opposite such Purchaser’s name on Exhibits A) by check payable to the Company or by wire transfer to a bank designated by the Company and (2) delivery of counterpart signature pages to this Agreement and the Note.

2.        Execution of Equity Agreements. Each Purchaser understands and agrees that the conversion of the Notes into equity securities of the Company and the delivery of the duly executed certificates evidencing such equity securities will require such Purchaser’s execution of certain agreements relating to the purchase and sale of such securities as well as any rights relating to such equity securities, to the extent such Purchaser has not already executed such agreements.

3.        Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a)        Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

(b)        Authorization; Valid Issuance. The Agreement, the Notes and the equity securities issuable upon conversion thereof, have been duly authorized by the Board of Directors of the Company. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Notes when sold, issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be validly issued and will be free of any liens or encumbrances created by the Company, provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

(c)        Governmental Consents and Filings. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, and the equity securities issuable upon conversion of the Notes, shall have been obtained and will be effective at the Closing.

(d)        Compliance with Laws. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely effect the business, assets, liabilities, financial condition, operations or prospects of the Company.

(e)        Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Amended and Restated Certificate of Incorporation (as may be amended or restated from time to time, the “Restated Certificate”) or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage or, (iv) to

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its knowledge, of any provision of United States federal or state statute, rule or regulation applicable to the Company, the violation of which, would have a material adverse effect on its business or properties. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or any subsidiary of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(f)        Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4, the offer, issue, and sale of the Securities are exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

4.        Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a)        Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)        Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring any of the Securities.

(c)        Investment Experience; Knowledge; Investor Counsel. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interest. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser acknowledges that it has had the opportunity to review the

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Transaction Agreements and the exhibits thereto and the transactions contemplated by the Transaction Agreements with its own legal counsel and that the Purchaser is relying solely on such counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Transaction Agreements.

(d)        Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e)        No Public Market. The Purchaser understands that no public market now exists for any of the Securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(f)        Legends. The Purchaser understands that the Securities may bear one or all of the following legends (i) through (iv) and shall bear the following legend (v):

(i)        “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(ii)        “THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A MARKET STAND-OFF PERIOD OF UP TO 180 DAYS IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN A SHAREHOLDERS AGREEMENT A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

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(iii)        “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY). BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDERS’ AGREEMENT.”

(iv)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(v)        “THE INDEBTEDNESS AND SECURITIES EVIDENCED HEREBY ARE SUBORDINATED TO THE INDEBTEDNESS AND OBLIGATIONS OWED BY THE COMPANY PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 26, 2011 BETWEEN SILICON VALLEY BANK AND THE COMPANY, AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND OTHER INDEBTEDNESS AND OBLIGATIONS OWED BY THE COMPANY TO OTHER BANKS OR FINANCIAL INSTITUTIONS AS MAY BE APPROVED BY THE COMPANY’S BOARD OF DIRECTORS.”

(g)        Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement, to comply with state or federal securities laws or other regulatory approvals, and to become a party to any agreement reasonably requested by the Company related to (i) the subordination of the Notes to that certain Loan and Security Agreement dated as of October 26, 2011 between Silicon Valley Bank and the Company, or any other banks or financial institutions to which the Company owes indebtedness as approved by the Company’s Board of Directors, or (ii) the rights, preferences, privileges and obligations of any securities into which the Notes are converted.

(h)        Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(i)        Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Agreements. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Agreements.

5.        Conditions of the Purchasers’ Obligations at the Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)        Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect

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as though such representations and warranties had been made on and as of the date of the Closing.

(b)        Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

6.        Conditions of the Company’s Obligations at the Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)        Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)        Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

7.        Consents and Waivers.

(a)        Increase of Authorized Number of Shares. The Purchasers, in their capacities as holders, in the aggregate, of at least a majority of the shares of the Company’s issued and outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and Series B Convertible Preferred Stock (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”) hereby consent to any increase of the authorized number of shares of the Company’s common stock or Preferred Stock as needed in connection with the conversion of the Notes pursuant to Section 5(b) of Paragraph 4(D) of the Restated Certificate.

(b)        Preemptive Rights. The Purchasers, in their capacities as holders, in the aggregate, of at least a majority of the shares of the Company’s issued and outstanding shares of Preferred Stock held by all Major Investors (as defined in the Amended and Restated Stockholders’ Agreement dated as of December 21, 2012 by and between the Company and the parties listed thereto, as amended, supplemented, modified or restated from time to time (the “Stockholders’ Agreement”)) hereby waive on behalf of themselves and all other holders of a preemptive right, in accordance with Section 3.4 of the Stockholders’ Agreement, the notice requirements and preemptive rights operations thereof with respect to the issuance of the Notes, and all securities issuable upon conversion or exercise thereof.

(c)        Anti-Dilution Protection. The Purchasers, in their capacities as holders, in the aggregate, of at least a majority of the shares of the Company’s issued and outstanding Preferred Stock hereby agree, for purposes of the anti-dilution adjustments provision in Section 3(d) of Paragraph 4(D) of the Restated Certificate (the “Anti-Dilution Adjustment”), that the aggregate consideration received by the Company in connection with the issuance of securities upon conversion of the Notes (the “Conversion Securities”) shall be calculated as though all of

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such Conversion Securities had been purchased by the holders of the Notes at a price per share equal to one hundred percent (100%) of the issuance price per share of such Conversion Securities, without regard to the discount as set forth in Section 2 of the Notes. For purposes of illustration, if the Notes are converted in a Series C Preferred Stock financing in which shares of Series C Preferred stock are sold at a price equal to the Series B Preferred Stock price, the conversion of the Notes would trigger no Anti-Dilution Adjustment, despite the Notes converting at eighty percent (80%) of the price per share of the Series C Preferred Stock issued in the financing.

8.        Miscellaneous.

(a)        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)        Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d)        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)         Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile or electronic mail, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f)        Fees and Expenses. Each party shall bear its own expenses, including, but not limited to, finder’s fees and legal fees, that it incurs with respect to the Transaction Agreements and the transactions contemplated thereby except that at the Closing, the Company shall pay the reasonable expenses of the Purchasers incurred in connection with the negotiation, execution, delivery and performance of this Agreement, not to exceed twenty thousand dollars ($20,000) in the aggregate.

(g)        Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchasers holding at least a majority (50%) of the principal amount of the then-outstanding Notes. Any amendment

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or waiver effected in accordance with this Section 8(g) shall be binding upon each Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(h)        Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i)        Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j)        Waiver of Conflicts. Each party to this Agreement acknowledges that Ropes & Gray LLP (“Ropes & Gray”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by the Transaction Agreements, including representation of such Purchasers or their affiliates in matters of a similar nature. The applicable rules of professional conduct require that Ropes & Gray inform the parties hereunder of this representation and obtain their consent. Ropes & Gray has served as outside general counsel to the Company and has negotiated the terms of the Transaction Agreements solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Transaction Agreements, Ropes & Gray has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Ropes & Gray’s representation of the Company in this transaction.

(k)        Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

(l)        Authorization of Series B Preferred Stock. To the extent that any Notes remain outstanding as of June 30, 2015, the Company agrees to, at the election of and upon request by the Purchasers holding at least a majority (50%) of the principal amount of the then-outstanding Notes, promptly use its best efforts to solicit approval by its Board of Directors and

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stockholders and to take such other actions reasonably necessary to amend its Restated Charter (as may be amended or restated from time to time) to authorize sufficient shares of Series B Preferred Stock to provide for the conversion of such Notes into shares of Series B Preferred Stock, pursuant to Section 2(a) of the Notes.

[Signature Pages Follow]

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The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

CARBYLAN THERAPEUTICS, INC.

By: /s/ David Renzi
Name: David Renzi
Title: President & Chief Executive Officer

Address:	3181 Porter Drive Palo Alto, CA 94304

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

VIVO VENTURES FUND VI, L.P.

By: Vivo Ventures VI, LLC, its General Partner

By:	/s/ Albert Cha
Name:	Albert Cha, M.D., Ph.D.
Title:	Managing Member

VIVO VENTURES VI AFFILIATES FUND, L.P.

By: Vivo Ventures VI, LLC, its General Partner

By:	/s/ Albert Cha
Name:	Albert Cha, M.D., Ph.D.
Title:	Managing Member

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

INTERWEST PARTNERS IX, LP

By: InterWest Management Partners IX, LLC,
its General Partner

By:	/s/ Gilbert H. Kliman
Name:	Gilbert H. Kliman
Title:

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

PURCHASER:

ACP IV, L.P.

By: ACMP IV, LLC, its General Partner

By:	/s/ Guy Paul Nohra
Name:	Guy Paul Nohra
Title:

Exhibit A – Schedule of Purchasers

Exhibit B – Form of Convertible Promissory Note

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EXHIBIT A

SCHEDULE OF PURCHASERS

SEPTEMBER 29, 2014

Purchaser	Note Purchase Price

Vivo Ventures Fund VI, L.P.	$1,513,688.51

Vivo Ventures VI Affiliates Fund, L.P.	$11,089.29

InterWest Partners IX, L.P	$1,819,567.91

ACP IV, L.P.	$1,655,654.29

TOTALS:	$5,000,000.00

EXHIBIT B

FORM OF CONVERTIBLE PROMISSORY NOTE

THE INDEBTEDNESS AND SECURITIES EVIDENCED HEREBY ARE SUBORDINATED TO THE INDEBTEDNESS AND OBLIGATIONS OWED BY THE COMPANY PURSUANT TO THAT CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF OCTOBER 26, 2011 BETWEEN SILICON VALLEY BANK AND THE COMPANY, AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME AND OTHER INDEBTEDNESS AND OBLIGATIONS OWED BY THE COMPANY TO OTHER BANKS OR FINANCIAL INSTITUTIONS AS MAY BE APPROVED BY THE COMPANY’S BOARD OF DIRECTORS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

$[ ]	Date of Issuance: September 29, 2014

CARBYLAN THERAPEUTICS, INC.

CONVERTIBLE PROMISSORY NOTE

For value received, Carbylan Therapeutics, Inc., a Delaware corporation (the “Company”), promises to pay to [Holder] (the “Holder”), the principal sum of [                    ] Dollars ($[                    ]). Interest shall accrue from the date of this note on the unpaid principal amount at a rate equal to five percent (5.00%) per annum, compounded annually. This note is one of a series of convertible promissory notes containing substantially identical terms and conditions issued pursuant to the Convertible Note Purchase Agreement dated September 29, 2014 (the “Agreement”). Such notes are referred to herein as the “Notes”, and the holders thereof are referred to herein as the “Holders”. This Note is subject to the following terms and conditions:

1.        Maturity. Unless earlier converted as provided in Section 2, this Note will automatically mature and the outstanding principal and any accrued interest on the Note shall be due and payable in cash and on demand by holders of at least a majority (50%) of the principal amount of the then-outstanding Notes (the “Requisite Holders”), provided that such demand may not be made prior to December 31, 2015 and provided further that in no event shall the Company pay any principal or accrued interest under this Note unless and until the Senior Indebtedness (as defined in Section 5 below) has been Paid in Full (as defined in Section 3 below). Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the commission of any act of bankruptcy or insolvency proceeding by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the

Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of forty-five (45) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.        Conversion.

(a)        Conversion upon a Qualified Equity Financing. In the event the Company completes, while any amounts are outstanding under the Notes, either (a) an initial public offering, on a firm underwritten basis, of the Company’s common stock, or (b) the first equity financing of the Company following September 30, 2014 that results in cash proceeds to the Company (excluding the conversion of the Notes) of at least ten million dollars ($10,000,000) (either (a) or (b), a “Qualified Equity Financing”), the Company shall convert the entire principal amount of and accrued interest on this Note into shares of the Company’s common or preferred stock (the “Next Equity Securities”) issued and sold at the close of the Qualified Equity Financing. The number of shares of Next Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) eighty percent (80%) of the price per share of the Next Equity Securities, rounded down to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Qualified Equity Financing. In the event that the Company does not complete a Qualified Equity Financing on or before June 30, 2015, if the Requisite Holders thereafter elect to convert the Notes, rather than electing to have the Notes repaid in cash following the Maturity Date, the conversion must be into shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) at a conversion price equal to the most recent price per share paid by investors for shares of Series B Preferred Stock.

(b)        Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash the amount of the unconverted principal and interest balance of this Note that would otherwise be converted into such fractional share. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described herein. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted, including without limitation the obligation to pay such portion of the principal amount and accrued interest.

(c)        Valid Issuance of Securities upon Conversion. The securities issued upon conversion of this Note shall be validly issued, fully paid and nonassessable and free of restrictions on transfer, other than restrictions on transfer under this Note and the Agreement or applicable federal and state securities laws.

3.        Mandatory Redemption upon Change of Control. In the event that a Change of Control (as defined below) occurs prior to the repayment of this Note or the conversion of this Note under Section 2 above, so long as the Senior Indebtedness is first Paid in Full (as defined below), an amount equal to one hundred twenty percent (120%) of the outstanding principal amount, together with any accrued interest, of this Note shall be paid upon the closing of such Change of Control.

The term “Change of Control” shall mean the sale, conveyance or other disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company), provided that none of the following shall be considered a Change of Control: (i) a merger effected exclusively for the purpose of changing the domicile of the Company; (ii) an equity financing effected for capital raising purposes in which the Company is the surviving corporation or (iii) a transaction in which the shareholders of the Company immediately prior to the transaction own fifty percent (50%) or more of the voting power of the surviving corporation following the transaction.

The term “Paid in Full” shall mean, with respect to the Senior Indebtedness (as defined below), the date (a) that is ninety-one (91) days after the full and indefeasible payment in cash and satisfaction in full of all of the obligations under that certain Loan and Security Agreement dated as of October 26, 2011 between Silicon Valley Bank and the Company (as amended, supplemented, modified or restated from time to time, the “Senior Loan Agreement”) and other senior loan documents the Company may enter into with banks or other financial institutions as approved by the Company’s Board of Directors (the “Other Senior Loan Documents”, together with the Senior Loan Agreement, the “Senior Loan Documents”) (other than inchoate indemnity obligations for which a claim has not yet been made and any other obligations which, by their terms survive the termination of the Senior Loan Documents) or (b) upon which full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than inchoate indemnity obligations for which a claim has not yet been made and any other obligations which, by their terms survive the termination of the Senior Loan Documents) has occurred, but only if such payment is being made concurrently with a Change of Control, and, in the case of either (a) or (b), the termination of all obligations under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents

4.        Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. This Note may not be pre-paid in whole or part without the approval of the Requisite Holders.

5.        Subordinated and Unsecured Debt. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of any Senior Indebtedness (as defined below) now or hereinafter arising. The term “Senior Indebtedness” shall mean, unless expressly subordinated to or made on parity with the amounts due under this Note, all amounts due in connection with (i) the Senior Loan Agreement, along with any other indebtedness of the Company to banks or other financial institutions engaged in the business of lending money, (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for amounts due under (i) above, or any indebtedness arising from the satisfaction of amounts due under (i) above by a third party guarantor, and (iii) any modifications, amendment, extension, renewal, refunding or refinancing of any of the indebtedness under (i) or (ii) above. The indebtedness evidenced by this Note shall rank pari passu with the Company’s other unsecured indebtedness for borrowed money (other than Senior Indebtedness). By acceptance of this Note, the Holder agrees to execute such documents as are reasonably requested by the providers of Senior Indebtedness or the Company to further evidence subordination of the obligations hereunder to such Senior Indebtedness (it being agreed that a request for a subordination agreement or agreement of similar nature evidencing subordination of the obligations hereunder is reasonable).

6.        Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company, except for transfers to affiliates. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

7.        Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

8.        Notices. Any notice required or permitted by this Note shall be made pursuant to the notice provision of Section 8 of the Agreement.

9.        Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and the Requisite Holders. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Company, each Holder and each transferee of the Note.

10.        Shareholders, Officers and Directors Not Liable. In no event shall any shareholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

11.        Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement.

12.        Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Note; (b) the balance of this Note shall be interpreted as if such provision were so excluded and (c) the balance of this Note shall be enforceable in accordance with its terms.

[Signature Page Follows]

The Company has executed this Convertible Promissory Note as of the date first written above.

COMPANY:

CARBYLAN THERAPEUTICS, INC.

By:
Name:	David Renzi
Title:	President and
Chief Executive Officer